MARQETA REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS
The global modern card issuer reported Total Processing Volume of $71 billion with Net Revenue of $125 million and Gross Profit of $79 million in the second quarter of 2024.
OAKLAND, Calif. – August 7, 2024 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the second quarter ended June 30, 2024.

The Company reported Total Processing Volume (TPV) of $71 billion, representing a year-over-year increase of 32% driven by volume growth across several use cases.
The Company reported Net Revenue of $125 million, a decrease of 46% year over year, which included a 60 percentage point negative growth impact due to the change in revenue presentation resulting from the new Cash App contract. The Company saw Gross Profit of $79 million for the quarter, down 6% year-over-year, primarily due to the new pricing for Cash App. Marqeta's second quarter earnings represent the last quarter where the Cash App contract renewal, effective as of July 2023, will impact our year-over-year comparisons.
GAAP Net Income for the quarter was $119 million, which includes a $158 million one-time benefit for the reversal of share-based compensation recognized in prior periods due to the forfeiture of the Executive Chairman Long-Term Performance Award. Adjusted EBITDA was negative $2 million.
"The second quarter demonstrates the great returns on our reinvigorated go-to-market approach combined with our ability to deliver innovation at scale. We signed a pioneering techbank, launched a new payment innovation that reimagines what a card can be, and deepened the array of services we can offer globally, all while continuing to grow our TPV and operate with focused efficiency,” said Simon Khalaf, CEO at Marqeta.
Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta announced it has signed a five year deal with Varo Bank, N.A., the first nationally-chartered consumer techbank in the U.S., to become its issuer processor. Varo selected Marqeta for its ability to combine sophisticated virtual, tokenized and physical card issuing technology for the more than five million cards it has in market, with faster speed to market, helping Varo achieve its goals of helping people save and manage their money more easily.
•We recently announced that we are the first US. issuer-processor certified by Visa to support Visa Flexible Credential, which will allow a single card product to toggle between payment methods on each transaction, bringing multiple funding sources to one card. Cardholders can choose whether to use debit, credit or “pay-in-four” with Buy Now Pay Later. Currently, we are partnering with Affirm, the first program announced in the US to offer Visa Flexible Credential, to enable this capability for their Affirm Card. This reinforces Marqeta’s commitment to innovation and provides us with further differentiation in the BNPL landscape.
•Marqeta signed Zoho, a global tech company serving over 700 thousand businesses, which transforms how SMBs and enterprises work with a comprehensive suite of more than 50 business management applications. Zoho selected Marqeta for its ability to deliver expense management and embedded finance expertise to launch a card solution that enables businesses to manage expenses efficiently while also supporting their long-term growth.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2024	2023		2024	2023
Financial metrics:
Net revenue	$125,270	$231,115	(46%)	$243,237	$448,456	(46%)
Gross profit	$79,353	$84,609	(6%)	$163,512	$173,771	(6%)
Gross margin	63%	37%	26 ppts	67%	39%	28 ppts
Total operating (benefit) expenses	($25,689)	$154,030	(117%)	$108,323	$330,624	(67%)
Net income (loss)	$119,108	($58,797)	303%	$83,048	($127,598)	165%
Net income (loss) margin	95%	(25%)	120 ppts	34%	(28%)	62 ppts
Net income (loss) per share - basic and diluted	$0.23	($0.11)	309%	$0.16	($0.24)	167%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$70,627	$53,615	32%	$137,294	$103,635	32%
Adjusted EBITDA [2]	($1,817)	$824	(321%)	$7,409	($3,521)	310%
Adjusted EBITDA margin [2]	(1%)	0.4%	(2 ppts)	3%	(1%)	4 ppts
Non-GAAP operating expenses [2]	$81,170	$83,785	(3%)	$156,103	$177,292	(12%)
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
Second Quarter 2024 Financial Results:
Total Processing Volume increased by 32% year-over-year, rising to $71 billion from $54 billion in the second quarter of 2023.
Net Revenue of $125 million decreased by $106 million, or 46% year-over-year, primarily due to a contract renewal with Cash App, which resulted in a change in revenue presentation in addition to reduced pricing. The revenue presentation change involves the fees owed to Issuing Banks and Card Networks related to the Cash App primary Card Network volume, which are netted against revenue earned from the Cash App program within Net Revenue, resulting in a reduction of $139 million, negatively impacting the growth rate by 60 percentage points. Prior to the third quarter of 2023, these costs were included within Costs of Revenue.
Gross Profit decreased by 6% year-over-year, declining to $79 million from $85 million in the second quarter of 2023 primarily due to reduced pricing from the Cash App renewal. Gross Margin was 63% in the second quarter of 2024.
Net Income increased by $178 million year-over-year to $119 million in the quarter due to the one-time reversal of share-based compensation stemming from the forfeiture of the Executive Chairman Long-Term Performance Award which included $158 million of expenses recognized in previous periods.
Adjusted EBITDA was negative $2 million in the second quarter of 2024, decreasing by $3 million year-over year. Adjusted EBITDA margin was (1%) in the second quarter of 2024, a decrease of 2 percentage points versus last year.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-844-826-3035 or direct at 1-412-317-5195. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until August 14, 2024, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 10190091.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding expected accounting treatment and changes to revenue and gross profit; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities, including credit card issuing; and statements made by Marqeta’s CEO and CFO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to global politics and global economies, our business, results of operations, financial condition, and demand for our platform; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing, as Marqeta expects; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition to businesses and related operations; the risk of financial services and banking sector instability and follow on effects to fintech companies; the risk of general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included or incorporated by reference in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.
Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in more than 40 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$125,270	$231,115	$243,237	$448,456
Costs of revenue	45,917	146,506	79,725	274,685
Gross profit	79,353	84,609	163,512	173,771
Operating (benefit) expenses:
Compensation and benefits	103,166	113,521	198,156	248,159
Technology	14,769	13,154	27,887	27,744
Professional services	4,808	4,873	8,678	10,310
Occupancy	1,204	1,057	2,298	2,211
Depreciation and amortization	3,956	2,494	7,493	4,474
Marketing and advertising	728	561	1,106	1,002
Other operating expenses	3,418	5,103	7,322	10,336
Executive chairman long-term performance award	(157,738)	13,267	(144,617)	26,388
Total operating (benefit) expenses	(25,689)	154,030	108,323	330,624
Income (loss) from operations	105,042	(69,421)	55,189	(156,853)
Other income, net	14,216	10,762	28,143	22,434
Income (loss) before income tax expense	119,258	(58,659)	83,332	(134,419)
Income tax expense (benefit)	150	138	284	(6,821)
Net income (loss)	$119,108	$(58,797)	$83,048	$(127,598)

Net income (loss) per share attributable to Class A and Class B common stockholders
Basic	$0.23	$(0.11)	$0.16	$(0.24)
Diluted	$0.23	$(0.11)	$0.16	$(0.24)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders
Basic	515,959	538,267	516,973	538,989
Diluted	524,401	538,267	525,415	538,989

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$924,730	$980,972
Restricted cash	8,500	8,500
Short-term investments	228,833	268,724
Accounts receivable, net	25,956	19,540
Settlements receivable, net	27,765	29,922
Network incentives receivable	34,168	53,807
Prepaid expenses and other current assets	22,949	27,233
Total current assets	1,272,901	1,388,698
Operating lease right-of-use assets, net	5,653	6,488
Property and equipment, net	33,011	18,764
Intangible assets, net	32,702	35,631
Goodwill	123,523	123,523
Other assets	20,493	16,587
Total assets	$1,488,283	$1,589,691
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,685	$1,420
Revenue share payable	176,425	173,645
Accrued expenses and other current liabilities	157,736	161,514
Total current liabilities	337,846	336,579
Operating lease liabilities, net of current portion	3,254	5,126
Other liabilities	4,808	4,591
Total liabilities	345,908	346,296
Stockholders' equity :
Preferred stock	—	—
Common stock	51	52
Additional paid-in capital	1,885,744	2,067,776
Accumulated other comprehensive (loss) income	(1,273)	762
Accumulated deficit	(742,147)	(825,195)
Total stockholders’ equity	1,142,375	1,243,395
Total liabilities and stockholders' equity	$1,488,283	$1,589,691

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$83,048	$(127,598)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,493	4,474
Share-based compensation expense	67,604	63,776
Executive chairman long-term performance award	(144,617)	26,388
Non-cash postcombination compensation expense	—	32,430
Non-cash operating leases expense	258	1,231
Amortization of premium (accretion of discount) on short-term investments	(1,823)	(2,311)
Other	(45)	499
Changes in operating assets and liabilities:
Accounts receivable	(6,692)	63
Settlements receivable	2,157	7,513
Network incentives receivable	19,639	(24,402)
Prepaid expenses and other assets	2,478	14,467
Accounts payable	1,413	(3,239)
Revenue share payable	2,780	(16,341)
Accrued expenses and other liabilities	(6,484)	(11,828)
Operating lease liabilities	(1,075)	(1,642)
Net cash provided by (used in) operating activities	26,134	(36,520)
Cash flows from investing activities:
Purchases of property and equipment	(2,193)	(668)
Capitalization of internal-use software	(10,471)	(6,395)
Business combination, net of cash acquired	—	(131,914)
Purchases of short-term investments	—	(279,548)
Maturities of short-term investments	40,000	296,000
Net cash provided by (used in) investing activities	27,336	(122,525)
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	108	2,299
Proceeds from shares issued in connection with employee stock purchase plan	1,629	1,775
Taxes paid related to net share settlement of restricted stock units	(20,287)	(10,070)
Repurchase of common stock	(91,162)	(67,073)
Net cash used in financing activities	(109,712)	(73,069)
Net decrease in cash, cash equivalents, and restricted cash	(56,242)	(232,114)
Cash, cash equivalents, and restricted cash- Beginning of period	989,472	1,191,646
Cash, cash equivalents, and restricted cash - End of period	$933,230	$959,532

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

	2024		2023				Year over Year Change Q2'24 vs Q2'23
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating performance:
Net revenue	$125,270	$117,968	$118,822	$108,891	$231,115		(46%)
Costs of revenue	45,917	33,807	35,589	36,383	146,506		(69%)
Gross profit	79,353	84,161	83,233	72,508	84,609		(6%)
Gross margin	63%	71%	70%	67%	37%	26	ppts
Operating (benefit) expenses:
Compensation and benefits	103,166	94,990	95,790	102,433	113,521		(9%)
Technology	14,769	13,118	13,938	13,930	13,154		12%
Professional services	4,808	3,870	7,172	4,197	4,873		(1%)
Occupancy and equipment	1,204	1,094	1,076	1,074	1,057		14%
Depreciation and amortization	3,956	3,537	3,159	3,108	2,494		59%
Marketing and advertising	728	378	1,219	346	561		30%
Other operating expenses	3,418	3,905	3,804	3,833	5,103		(33%)
Executive chairman long-term performance award	(157,738)	13,121	13,413	13,413	13,267		(1289%)
Total operating (benefit) expenses	(25,689)	134,013	139,571	142,334	154,030		(117%)
Income (loss) from operations	105,042	(49,852)	(56,338)	(69,826)	(69,421)		251%
Other income (expense), net	14,216	13,926	14,932	15,074	10,762		32%
Income (loss) before income tax expense	119,258	(35,926)	(41,406)	(54,752)	(58,659)		303%
Income tax expense (benefit)	150	134	(1,030)	238	138		9%
Net income (loss)	$119,108	$(36,060)	$(40,376)	$(54,990)	$(58,797)		303%
Income (loss) per share - basic	$0.23	$(0.07)	$(0.08)	$(0.10)	$(0.11)		309%
Income (loss) per share - diluted	$0.23	$(0.07)	$(0.08)	$(0.10)	$(0.11)		309%
TPV (in millions)	$70,627	$66,666	$61,979	$56,650	$53,615		32%
Adjusted EBITDA	$(1,817)	$9,228	$3,292	$(2,062)	$824		321%
Adjusted EBITDA margin	(1%)	8%	3%	(2%)	0.4%	(2	ppts)
Financial condition:
Cash and cash equivalents	$924,730	$970,357	$980,972	$947,749	$950,157		(3%)
Restricted cash	$8,500	$8,500	$8,500	$7,800	$9,375		(9%)
Short-term investments	$228,833	$228,324	$268,724	$349,395	$432,354		(47%)
Total assets	$1,488,283	$1,558,361	$1,589,691	$1,603,249	$1,704,143		(13%)
Total liabilities	$345,908	$347,696	$346,296	$308,166	$331,528		4%
Stockholders' equity	$1,142,375	$1,210,665	$1,243,395	$1,295,083	$1,372,615		(17%)
ppts = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring charges; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which consists of interest income from our short-term investments, realized foreign currency gains and losses, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring charges; and acquisition-related expenses which consists of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Non-GAAP operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net revenue	$125,270	$231,115	$243,237	$448,456
GAAP net income (loss)	$119,108	$(58,797)	$83,048	$(127,598)
GAAP net income (loss) margin	95%	(25%)	34%	(28%)
GAAP total operating (benefit) expenses	$(25,689)	$154,030	$108,323	$330,624

GAAP net income (loss)	$119,108	$(58,797)	$83,048	$(127,598)
Depreciation and amortization expense	3,956	2,494	7,493	4,474
Share-based compensation expense(1)	36,291	33,789	67,604	66,667
Executive chairman long-term performance award(1)	(157,738)	13,267	(144,617)	26,388
Payroll tax expense related to share-based compensation	702	638	1,867	1,278
Acquisition-related expenses (2)	9,930	11,684	19,873	46,152
Restructuring	—	8,373	—	8,373
Other income, net	(14,216)	(10,762)	(28,143)	(22,434)
Income tax expense (benefit)	150	138	284	(6,821)
Adjusted EBITDA	$(1,817)	$824	$7,409	$(3,521)
Adjusted EBITDA Margin	(1%)	0.4%	3%	(1%)

GAAP Total operating (benefit) expenses	$(25,689)	$154,030	$108,323	$330,624
Depreciation and amortization expense	(3,956)	(2,494)	(7,493)	(4,474)
Share-based compensation expense(1)	(36,291)	(33,789)	(67,604)	(66,667)
Executive chairman long-term performance award(1)	157,738	(13,267)	144,617	(26,388)
Payroll tax expense related to share-based compensation	(702)	(638)	(1,867)	(1,278)
Restructuring	—	(8,373)	—	(8,373)
Acquisition-related expenses (2)	(9,930)	(11,684)	(19,873)	(46,152)
Non-GAAP operating expenses	$81,170	$83,785	$156,103	$177,292
(1) Prior period amounts related to the Executive Chairman Long-Term Performance Award have been reclassified to conform to the current period presentation.
(2) Acquisition-related expenses, which include transaction costs, integration costs and cash and non-cash postcombination compensation expense, have been excluded from Adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.